As filed with the U.S. Securities and Exchange Commission on May 14, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0444317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

39300 Civic Center Drive, Suite 160

Fremont, California 94538

Tel.: (949) 250-8888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Hart

Chief Executive Officer

Identive Group, Inc.

39300 Civic Center Drive, Suite 160

Fremont, California 94538

Tel.: (949) 250-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curtis L. Mo, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303

Tel.: (650) 833-2000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon exercise of the Warrant	1,000,000	$0.99	$990,000	$127.52

(1)	Represents shares of common stock that may be issued upon exercise of the warrant issued by the Registrant to Opus Bank. This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Based, pursuant to Rule 457(g), on the exercise price of the warrant of $0.99 per share of common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 13, 2014

PROSPECTUS

Identive Group, Inc.

1,000,000 Shares of Common Stock

This Prospectus relates to the issuance by us from time to time of 1,000,000 shares of common stock issuable upon the exercise of an outstanding warrant issued to Opus Bank in connection with a $20,000,000 term loan and credit facility pursuant to a Credit Agreement we entered into with Opus Bank on March 31, 2014.

The shares of common stock covered by this Prospectus will also include such additional shares of common stock, which as of the date of this Prospectus is indeterminable, that we may be required to issue upon exercise of the warrant from time to time as a result of the adjustment provisions of the warrant.

We will not receive any cash proceeds from the resale by Opus Bank of the shares of common stock issuable upon the exercise of the warrant. We will receive proceeds from the cash exercise of the warrant which, if fully exercised for cash, would result in gross proceeds to us of approximately $990,000. We will not receive any proceeds from the net exercise of the warrant. We will pay the expenses of registering these securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “INVE”. On May 9, 2014, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.722 per share. We urge you to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

Unless the context otherwise requires, references in this prospectus to “Identive Group,” “we,” “us” and “our” refer to Identive Group, Inc. and its subsidiaries.

Identive Group, Inc.

Overview

We are a global security technology company that provides trust solutions in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon our trust solutions to reduce risk and achieve compliance, and to protect brand identity. Our trust solutions are implemented using standards-driven products and technology, such as hardware, software, digital certificates, mobility and cloud services.

Market Strategy

Our corporate priority is to simplify our business and drive revenue growth by focusing our resources and activities to deliver trust solutions to customers globally. Our trust solutions leverage core expertise from our existing product portfolio with a focus on cloud and mobile technologies, as well as our significant experience addressing customers’ security challenges across multiple markets, including the U.S. Government, transportation, healthcare, education, banking, critical infrastructure, foreign governments and others.

In particular, we believe that our more than 20 years’ experience delivering security solutions to U.S. Government customers has provided us with significant expertise in security technologies and the evolving standards that continually shape their application to protect premises, information, and everyday items. Our products enable compliance with federal directives and standards implemented over the past decade, including Homeland Security Presidential Directive (HSPD) 12 and Federal Information Processing Standard (FIPS) 201, which defines a common identification standard known as the Personal Identity Verification (PIV) credential, used by all U.S. Government employees and contractors. We have supplied millions of smart card readers to the Department of Defense and other federal agencies to enable secure logical access to PCs, networks and data. We are a leading supplier of physical access control solutions to both federal and state government customers, including agencies within the Department of Justice and the Department of the Treasury. As a pioneering adopter of security technologies and protocols employed on a large scale, the U.S. Government is a benchmark for enterprises as well as other governments worldwide.

Over the last several years we have added new technology expertise and capabilities to our business to address new, rapidly growing trends in security, including mobility and cloud-based services. In 2010 we acquired two companies that gave us the capability to design and manufacture RFID and NFC inlays and tags. Currently we are one of the top global suppliers of NFC products, which enable contactless communication with mobile devices. In 2011 we acquired idOnDemand, a pioneering provider of cloud-based services for the issuance and management of identity credentials. In 2013 we won our first significant customer orders for our idOnDemand service and we continue to develop our idOnDemand offering to address the need for affordable and easy to implement identity credential provisioning and management. We are combining our expertise in NFC, cloud services, access control and smart card technologies to provide mobile solutions that enable secure access to premises and IT networks using a mobile device.

Trust Solutions

In our increasingly connected world, governments, enterprises, commercial businesses, organizations of every size, and individuals are continually challenged to protect their physical environments and digital resources, which are vulnerable to data breaches, identity theft, fraud, counterfeiting and other breakdowns of security. Increasingly, organizations are modifying their existing security systems or implementing new systems that combine the management and administration of both physical and logical access control. Within the security industry, this process is known as convergence. The goal of converged systems is to provide integrated, policy-based physical and logical access to enable benefits such as single sign on and centralized identity management, as well as network provisioning throughout a user’s lifecycle.

We provide our customers with a complete, integrated trust solution for converged access. A core component of our trust solutions is our idOnDemand service, which provides organizations with a complete, easy to implement and cost-effective solution for issuing and managing identity credentials. Because this solution is offered through the cloud, our customers can access the service at any time from our secure web portal to issue, manage or revoke credentials to any employees, without the high cost and complexity of internal deployments. Our Trust for Premises solutions provide security for an organizations premises, and our Trust for Information solutions enable secure access to PCs, networks, and devices that protect an organization’s information. All work together to provide a seamless, converged security solution.

The Offering

Common stock offered by us	1,000,000 shares of common stock issuable upon exercise of the outstanding warrant.

Common stock outstanding (as of April 21, 2014)	79,231,608 shares

Use of proceeds	We estimate that we will receive up to a maximum of $990,000 from the cash exercise of the warrant, assuming the warrant is exercised for cash in full at the maximum exercise price of $0.99. We will use the proceeds from such cash exercise, if any, for working capital and general corporate purposes. We will not receive any proceeds from the net exercise of the warrant. Furthermore, we will not receive any proceeds from the resale by the warrant holder of the shares of common stock issuable upon the exercise of the warrant.

Nasdaq Capital Market symbol	INVE

Opus Bank Credit Facility

On March 31, 2014, we entered into a credit agreement (the “Credit Agreement”) with Opus Bank, a California commercial bank (“Opus Bank”) which provides for a term loan in the aggregate principal amount of $10.0 million (the “Term Loan”) and an additional $10.0 million revolving loan facility (the “Loan Facility” and, together with the Term Loan, the “Opus Loan”). The full amount of the Term Loan and $4.0 million of the Loan Facility were drawn down on March 31, 2014.

In connection with our entry into the Credit Agreement, we issued Opus Bank a warrant (the “Warrant”) to purchase up to 1,000,000 shares of our common stock, par value $0.001 per share, at an exercise price per share of $0.99. The Warrant is immediately exercisable for cash or by net exercise and will expire on March 31, 2019. Pursuant to the Registration Rights Agreement we entered into with Opus Bank on March 31, 2014, we are required to register the shares issuable upon exercise of the Warrant within 45 days of March 31, 2014. For a detailed description of the Credit Agreement and Registration Rights Agreement, reference is made to the Credit Agreement and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 8-K filed with the Securities Exchange Commission on April 4, 2014.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the SEC and is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us, except as required by U.S. federal securities laws.

USE OF PROCEEDS

We estimate that we will receive up to a maximum of $990,000 from the exercise of the Warrant, assuming the Warrant is exercised for cash at the maximum exercise price of $0.99 for the full number of shares. We will use any proceeds from such cash exercise for working capital and general corporate purposes. There is no assurance that the Warrant holder will elect to exercise any of the Warrant or will cash exercise. We will not receive any proceeds from the net exercise of the Warrant or the resale by the Warrant holder of the shares of common stock issuable upon the exercise of the Warrant.

PLAN OF DISTRIBUTION

Pursuant to the terms of the Warrant, the shares of common stock will be distributed to the Warrant holder upon the Warrant holder’s surrender of the Warrant to the Company, prior to the expiration date, along with a notice of exercise in substantially the form attached to the Warrant and the aggregate exercise price for the number of shares of our common stock for which the Warrant is being exercised; provided, however, that the exercise price may be paid by surrender of the warrant pursuant to a net exercise, as described in the Warrant.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Anti-Takeover Provisions of our Delaware Certificate of Incorporation and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our Fourth Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated By-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include a classified board of directors as discussed above, elimination of stockholder action by written consents, advance notice procedures for stockholder proposals and supermajority vote requirements for business combinations.

Classified Board; Limitation on Ability of Stockholders to Remove Directors. Under the Delaware General Corporation Law, unless the certificate of incorporation otherwise provides, directors serving on a classified board can only be removed by the stockholders for cause. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. In addition, our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that our stockholders may only remove a director from office for cause.

Elimination of Stockholder Action Through Written Consent. Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Advanced Notice Procedures for Stockholder Proposals. Our Amended and Restated By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Amended and Restated By-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Amended and Restated By-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Business Combinations. Our Fourth Amended and Restated Certificate of Incorporation, as amended, provides that the affirmative vote of holders of at least 66 2/3% of the total outstanding shares eligible to vote is required in the event of (i) a merger or combination between the company and an entity or person owning, directly or indirectly, 10% of our shares (an “Interested Purchaser”) or (ii) any sale of the company or a sale of all or substantially all of our assets to an Interested Purchaser (a transaction described in (i) or (ii) being a “Transaction”), unless: (a) the Transaction is approved by two-thirds of the members of the Board of Directors; or (b) as a result of the Transaction, all holders of the-n outstanding share (other than the Interested Purchaser) receive cash in an amount at least equal to the greatest of (x) the highest price paid by the Interested Purchaser for any shares during the offer, (y) an amount reflecting the same or a greater percentage relationship to the then market price of the company’s stock as the highest price per share paid by the Interested Purchaser during the tender offer bears to the market price of the stock immediately prior to the commencement of the tender offer, or (z) an amount equal to the earnings per share of the company for the four full consecutive fiscal quarters immediately preceding the proposed Transaction multiplied by the then current price/earnings ratio of the Interested Purchaser.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employ participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our Fourth Amended and Restated Certificate of Incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by DLA Piper LLP (US), East Palo Alto, California.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of December 31, 2013 and for the years ended December 31, 2013 and 2012 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Ernst & Young GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Identive Group, Inc. as of December 31, 2011 and for the year ended December 31, 2011 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche GmbH, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov. The SEC’s Internet site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Our Internet address is www.identiv.com. The information on our Internet website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2013;

(2)	Our Current Reports on Form 8-K filed on February 5, 2014, February 24, 2014, March 19, 2014, March 20, 2014, April 4, 2014 and April 11, 2014;

(3)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement; and

(4)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 5, 1997 (which incorporates the Registrant’s Description of Capital Stock included in the Registrant’s 424(b)(4) prospectus, File No. 333-29073, as filed with the SEC on October 7, 1997), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Identive Group, Inc.

39300 Civic Center Drive, Suite 160

Fremont, California 94538

Attn: Investor Relations

Tel.: (949) 553-4251

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Identive Group, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$128
Legal fees and expenses	5,000
Accounting fees and expenses	9,000
Miscellaneous expenses	2,500

Total expenses	$16,628

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our certificate of incorporation and by-laws provide that we will indemnify, to the fullest extent permitted by the DGCL, each director or officer of our company, whom we refer to as an “Indemnitee.” Such indemnification includes payment by us, in advance of the final disposition of a civil or criminal action, suit, or proceeding, of expenses incurred by a director or officer in defending such action, suit, or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such payment if it is ultimately determined that he or she is not entitled to be indemnified by us.

Under Delaware law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of our company, or serves or served any other enterprise or organization at the request of our company, we shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Delaware law against both (i) expenses, including attorney’s fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of our company, where the suit is settled, an Indemnitee may be indemnified under Delaware law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of our company except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to our company, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Delaware law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by our company in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by our company. We may also advance expenses incurred by other employees and agents of our company upon such terms and conditions, if any, that our board of directors of the registrant deems appropriate.

Reference is made to “Undertakings” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation, as amended. (Filed previously as an exhibit to the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010 (SEC File No. 000-29440).)

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 17, 2010 (SEC File No. 000-29440).)

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 7, 2011 (SEC File No. 000-29440).)

3.5	Amended and Restated By-laws of Registrant. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002 (SEC File No. 000-22689).)

*4.1	Warrant issued to Opus Bank, dated March 31, 2014.

10.1	Credit Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on April 4, 2014 (SEC File No. 000-29440).)

10.2	Registration Rights Agreement, between Identive Group, Inc. and Opus Bank dated March 31, 2014. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on August 7, 2013 (SEC File No. 000-29440).)

*5.1	Opinion of DLA Piper LLP (US), counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young GmbH, independent registered public accounting firm.

*23.3	Consent of Deloitte & Touche GmbH, independent registered public accounting firm.

24.1	Power of Attorney (set forth on signature page of the registration statement).

*	Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on May 13, 2014.

Identive Group, Inc.

By:	/S/ JASON HART
Jason Hart
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Jason Hart and Brian Nelson as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JASON HART Jason Hart	Chief Executive Officer (Principal Executive Officer) and Director	May 13, 2014

/S/ BRIAN NELSON Brian Nelson	Chief Financial Officer and Secretary (Principal Financial Officer)	May 13, 2014

/S/ KAMAL KANT GUPTA Kamal Kant Gupta	Vice-President Finance and Corporate Controller (Principal Accounting Officer)	May 13, 2014

/S/ STEVEN HUMPHREYS Steven Humphreys	Chairman of the Board and Director	May 13, 2014

/S/ SAAD ALAZEM Saad Alazem	Director	May 13, 2014

/S/ GARY KREMEN Gary Kremen	Director	May 13, 2014

/S/ PHIL LIBIN Phil Libin	Director	May 13, 2014

/S/ HANS LIEBLER Hans Liebler	Director	May 13, 2014

/S/ LAWRENCE W. MIDLAND Lawrence W. Midland	Director	May 13, 2014

/S/ DANIEL S. WENZEL Daniel S. Wenzel	Director	May 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation, as amended. (Filed previously as an exhibit to the Company’s Registration Statement on Form S-4/A, filed on November 10, 2009 (SEC File No. 333-162618).)

3.2	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010 (SEC File No. 000-29440).)

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 17, 2010 (SEC File No. 000-29440).)

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on June 7, 2011 (SEC File No. 000-29440).)

3.5	Amended and Restated By-laws of Registrant. (Filed previously as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002 (SEC File No. 000-22689).)

*4.1	Warrant issued to Opus Bank, dated March 31, 2014.

10.1	Credit Agreement between Identive Group, Inc. and Opus Bank dated March 31, 2014. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on April 4, 2014 (SEC File No. 000-29440).)

10.2	Registration Rights Agreement, between Identive Group, Inc. and Opus Bank dated March 31, 2014. (Filed previously as an exhibit to the Company’s Current Report on Form 8-K, filed on August 7, 2013 (SEC File No. 000-29440).)

*5.1	Opinion of DLA Piper LLP (US), counsel to the Registrant, as to the legality of the shares of common stock.

*23.1	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young GmbH, independent registered public accounting firm.

*23.3	Consent of Deloitte & Touche GmbH, independent registered public accounting firm.

24.1	Power of Attorney (set forth on signature page of the registration statement).

*	Filed herewith.